May 13, 1996



Securities and Exchange Commission
Judiciary Plaza
450 5th Street NW
Washington, DC 20549

RE:  ARC Capital

Enclosed in accordance with Rule 13a-11 of the Securities Exchange Act of 1934 is ARC Capital's report on Form 8-K-A dated May 13, 1996.

Very truly yours,



Alan R. Steel
Vice President, Finance & CFO

ARS/smk

FORM 8-K-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 1996

ARC CAPITAL
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-20097                                                     33-0256103
(Commission File Number)               (I.R.S. Employer Identification No.)

2067 Commerce Drive
Medford, Oregon                                                     97504
(Address of principal executive offices)                 (Zip Code)

541-776-7700
(Registrant's telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)



     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, filed March 6, 1996, as set forth in the pages attached hereto:

Item 7.     Financial Statements and Exhibits.

(a)   Financial statements of business acquired.

       Consolidated Balance Sheets at December 31, 1995 and 1994

       Consolidated Statements of Operations for the Fiscal Years Ended
          December 31, 1995 and 1994

       Consolidated Statements of Cash Flows for the Fiscal Years Ended
         December 31, 1995 and 1994

       Notes to Consolidated Financial Statements as of December 31,
         1995 and 1994

       Auditors' Report


(b)   Unaudited pro forma financial information.

       Balance Sheet at December 31, 1995 (unaudited)

       Statement of Operations for the Year Ended December 31, 1995 (unaudited)


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                        ARC Capital


Date:   May 13, 1996                        By: /s/ Alan R. Steel
                                     Vice President of Finance and
                                           Chief Financial Officer

Pulsarr Holding B.V.
Consolidated Balance Sheets

ASSETS
                                                  December 31,  December 31,
                                                     1995          1994
Current assets:
     Cash                                         $  461,214     $  634,283
Accounts receivable, net of allowance of $149,766
  and $100,835 at December 31, 1995 and
  1994, respectively  (Note 1)                     1,320,590      1,335,122
     Inventories (Notes 1 and 2)                   3,528,604      3,477,550
     Prepaid expenses and other assets               164,375        295,730
                                                    ________      ________
          Total current assets                     5,474,783      5,742,685
Property, plant and equipment, net (Notes 1 and 3)   808,300        167,656
Long-term deposits (Note 5)                          468,019              0
                                                   _________      _________
                                               $   6,751,102   $  5,910,341

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                          $   1,564,742   $     970,581
     Customer deposits (Note 1)                    1,388,001       3,066,759
     Short-term borrowings (Note 5)                  215,010               0
     Accrued liabilities (Note 4)                    196,306         388,853
     Provision for warranty and
      repurchase liabilities                          78,003         103,716
     Current portion of long-term
      liabilities (Note 5)                            55,975               0
     Payable to parent (Note 9)                      282,427         155,171
                                                   _________       _________
          Total current liabilities                3,780,464       4,685,080
                                                   _________       ________

Long-term liabilities, less current
  portion (Note 5)                                 1,690,326         447,143
                                                   __________       ________
Commitments and contingencies (Note 7)                    --              --


Shareholders' equity (Notes 5 and 10):
     Capital stock - $624 par value, one vote per
          share: 40 shares authorized, issued and
          outstanding at December 31, 1995            24,961         219,185
     Additional paid in capital                      753,157               0
     Retained earnings                               436,552         493,759
     Accumulated translation adjustment               65,642          65,174
                                                   _________       _________
          Total shareholders' equity               1,280,312         778,118
                                                   _________        _________
                                                $   6,751,102     $ 5,910,341
<F1>
See Accompanying Notes to Audited Financial Statements.

Pulsarr Holding B.V.
Consolidated Statements of Operations
                                                Year Ended     Year Ended
                                                 12/31/95       12/31/94
Net sales (Notes 1 and 8)                     $   11,442,907   $     6,754,811
Cost of sales                                      6,472,025         3,283,198
                                                 ___________      __________
Gross profit                                       4,970,882         3,471,613
                                                ___________         __________
Operating expenses:
     Selling and marketing                           873,586           523,687
     Research and development (Note 1)             1,625,599         1,293,995
     General and administrative (Note 9)           1,777,653         1,243,766
                                                 ___________        __________
                                                   4,276,838         3,061,448
                                                 ___________       __________
Income from operations                               694,044           410,165

Interest income                                       16,291            16,117
Interest expense                                     (38,716)           (3,827)
                                                 ___________       __________
Income before income taxes                           671,619           422,455

Income tax expense (Note 6)                          235,067           147,756
                                                 ___________       __________
Net income                                     $     436,552     $     274,699

<F2>
See Accompanying Notes to Audited Financial Statements.

Pulsarr Holding B.V.
Consolidated Statements of Shareholders' Equity

                                                                                               Accumulated
                                           Capital Stock          Additional         Retained     Translation
                                         Shares       Amount     Paid-In Capital     Earnings     Adjustment
Balance, December 31, 1993               425        $   219,185     $       0      $  219,060     $         0
Net income                                 0                  0             0         274,699               0
Translation adjustment                     0                  0             0               0          65,174
                                         _____       ________         ________      _________     ________
Balance, December 31, 1994                425          219,185              0         493,759          65,174
Formation of Pulsarr Holding B.V.,
     contribution of Pulsarr Industrial
     Research B.V. and Pulsarr USA Inc.
     to Pulsarr Holding B.V. and
     recapitalization of number of
     shares outstanding  (see Note 1)   (385)        (194,224)        753,157       (493,759)      (65,174)
Net income                                 0                 0              0        436,552             0
Translation adjustment                     0                 0              0              0          65,642
                                       _____          ________       ________      _________     ________
Balance, December 31, 1995                40       $     24,961      $  753,157    $   436,552    $   65,642

Pulsarr Holding B.V.
Consolidated Statements of Cash Flows

                                                 Year Ended     Year Ended
                                                 12/31/95         12/31/94
Cash flows from operating activities:
     Net income                               $    436,552     $    274,699
     Adjustments to reconcile net income to net
          cash used in operating activities:
               Depreciation and amortization        89,051             69,461
               Changes in assets and liabilities:
                    Accounts receivable             14,532          (417,293)
                    Inventories                    (51,054)      (2,084,324)
                    Prepaid expenses and
                       other assets                131,355          (255,698)
                    Long-term deposits            (468,019)                0
                    Current liabilities           (904,616)        3,000,361
                                                  _________      __________
                       Net cash (used in)
                        provided by operating
                        activities                 (752,199)        587,206
                                                   _________      __________

Cash (used in) investing activities:
     Purchases of property, plant and equipment    (729,695)        (94,558)
                                                   _________      __________
                         Net cash (used in)
                          investing activities      (729,695)        (94,558)
                                                   _________      __________

Cash provided by financing activities:
     Proceeds from long-term liabilities           1,243,183          61,107
                                                    _________      __________
                         Net cash provided
                       by financing activities     1,243,183          61,107
                                                   _________      __________
Effect of exchange rate changes on cash               65,642          65,174
                                                   _________      __________

Net (decrease) increase in cash                     (173,069)        618,929
Cash - beginning of the period                       634,283          15,354
                                                   _________      __________
Cash - end of the period                         $   461,214   $     634,283

Supplemental cash flow information:
     Cash paid for:
          Interest                              $     39,338   $     (1,800)

          Income taxes                          $    147,756   $     75,092

PULSARR HOLDING B.V.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation: The consolidated financial statements include the accounts of Pulsarr Holding B.V. ("Pulsarr" or the "Company") and its three wholly owned subsidiaries, Pulsarr Industrial Research B.V., Pulsarr Vastgoed B.V. and Pulsarr USA Inc. Intercompany transactions have been eliminated in consolidation.

On November 10, 1995, Meyn formed Pulsarr Holding B.V. by contributing, as a non-cash transaction, all of the issued and outstanding capital stock of Pulsarr Industrial Research B.V. and Pulsarr USA Inc. to Pulsarr Holding B.V. Pulsarr Vastgoed B.V. was also formed on November 10, 1995 as a direct subsidiary of Pulsarr Holding B.V. Due to the fact that Pulsarr Holding B.V. itself was established in 1995, and that the operational activities have not changed compared to last year, the comparative figures are of Pulsarr Industrial Research B.V. Pulsarr was wholly owned by Meyn Beheer B.V. ("Meyn"), through February 1, 1996.

On February 1, 1996, the Managing Director of Pulsarr exercised an option to purchase 20% of Pulsarr from Meyn. On March 1, 1996, ARC Capital will purchase all of the outstanding capital stock of Pulsarr from Meyn and the Managing Director of Pulsarr (see note 10).

Description of Operations: Pulsarr designs, manufactures and markets computer-aided vision sorting and defect removal equipment for use in primarily the food processing industry. Pulsarr's systems combine optical and mechanical systems technologies to perform diverse scanning, analytical sensing, measuring and sorting applications on a variety of food products. Pulsarr is located in Eindhoven, the Netherlands, and sells its equipment throughout the world (see Note 8). These financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk: Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of money market instruments and trade receivables. The Company invests its excess cash in money market instruments and certificates of deposit with high credit quality financial institutions, and by policy, limits the amount of credit exposure to any one issuer. Concentrations of credit risk with respect to trade receivables exist because the Company relies heavily on a relatively small number of customers. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses, to date, have been within management's expectations.

Inventories: Manufacturing inventories are stated at the lower of cost or net realizable value, with cost determined principally by use of the first-in, first-out method.

Property, Plant, and Equipment: Property, plant and equipment is stated at cost. Depreciation and amortization are computed by the straight-line method over the estimated useful lives of the assets, which range from 3 to 36 years. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

Long-Lived Assets: In March 1995, the Financial Accounting Standards Board issued the Statement of Financial Accounting Standards No. 121
(FAS 121), "Accounting for the Impairment of Long-Lived Assets and For Long-Lived Assets to Be Disposed Of." FAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by a company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company will adopt the statement in fiscal 1996; however the adoption is not expected to have a significant impact on the Company's financial statements.

Revenue Recognition: The Company recognizes revenue upon the shipment of products or upon the customer's acceptance of the product, as contractually agreed. Customer deposits represent monies received in advance of shipment of products.

Research and Development Costs: Research and development costs are expensed as incurred. A substantial portion of the research and development expenses is related to developing new products and to improving existing products or processes.

Income Taxes: Taxable income of the Company is included as part of the fiscal unit with Meyn (i.e. included in the consolidated tax returns filed by Meyn). Pulsarr's tax sharing agreement with Meyn requires Pulsarr to compute income taxes on a separate company basis. Any income taxes due are paid to Meyn. Accordingly, for purposes of these financial statements income taxes have been computed on a separate company basis.

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (FAS 109), Accounting for Income Taxes. FAS 109 requires the recognition of deferred tax assets and liabilities for the expected tax effects from differences between the financial reporting and tax basis of assets and liabilities. In estimating future tax effects, FAS 109 generally considers all expected future events other than enactments of changes in tax law or statutorily imposed rates.

Foreign Currency Translation: The functional currency of the Company is the Dutch guilder. These financial statements have been translated into United States dollars. The resulting translation adjustments are included as a separate component of shareholder's equity and not included in net income. Foreign currency transaction gains and losses resulting from the process of remeasuring receivables, payables and liabilities denominated in currencies other than the functional currency into Dutch guilders are included in net income.

Fair Value of Financial Assets and Liabilities: Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of the fair value of certain financial assets and liabilities. The Company estimates the fair value of its monetary assets and liabilities based upon the existing interest rates related to such assets and liabilities compared to current market rates of interest for similar nature and degree of risk. The Company estimates that the carrying value of all of its monetary assets and liabilities approximate fair value as of December 31, 1995.

NOTE 2 - INVENTORIES
Inventories consist of the following:

                                        December 31,
                                  1995                1994
     Raw materials             $   849,221      $    550,695
     Work-in-process             1,207,096         1,718,558
     Finished goods              1,472,287         1,208,297
                                  ________          ________
                               $  3,528,604    $  3,477,550

All of the inventories have been pledged as collateral against the Company's operating line of credit (see Note 5).


NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

                                                December 31,
                                         1995                  1994
     Land                          $     502,384        $         0
     Buildings                            47,836             44,170
     Machinery and equipment             427,222            303,443
     Construction in Progress            124,805                  0
     Other                                59,666             17,949
                                      __________        ___________
                                       1,161,913            365,562
     Less accumulated depreciation      (353,613)          (197,906)
                                      __________        ___________
                                   $     808,300        $   167,656

Substantially all of the property, plant and equipment is secured by a mortgage note payable (see Note 5). Depreciation expense aggregated $89,051 and $69,461 for the years ended December 31, 1995 and 1994, respectively.

NOTE 4 - ACCRUED LIABILITIES
Accrued liabilities consist of the following:

                                                 December 31,
                                             1995             1994
     Subsidies received not yet earned    $  151,095       $   248,078
     Other accrued liabilities                45,211           140,775
                                          __________        _________
                                          $  196,306       $   388,853

NOTE 5 - FINANCING ARRANGEMENTS
The Company has an operational line of credit with a bank for $620,000. As of December 31, 1995, the Company had borrowings under this line of credit totaling $215,010. Interest is based on the Amsterdam Inter Bank Offering Rate ("AIBOR"), and was 5.625% as of December 31, 1995. The line of credit is secured by receivables and inventories of the Company.

The Company has a line of credit for value added tax purposes for $374,000. As of December 31, 1995, no borrowings were made under the line of credit for value added tax purposes and the Company was contingently liable for letter of credit guarantees of $201,503.

Long-term debt consists of the following:

                                              December 31,
                                      1995                1994
     Mortgage note payable         $  700,803         $         0
     Technical development loan       729,300             155,708
     Subordinated loan to Meyn        312,012             288,101
     Other                              4,186               3,334
                                   __________           _________
                                    1,746,301             447,143
     Less: current maturities         (55,975)                  0
                                   __________           _________
                                   $1,690,326         $   447,143

The mortgage note relates to a building under construction and the underlying land. The total of the mortgage note is $2,184,087, which represents the total estimated cost of the building and land upon completion of construction
 (anticipated to be on or around July 1, 1996). The mortgage consists of two parts:

     *A long-term loan for $1,560,062 which is payable in equal installments over 26 years beginning on or around July 1, 1996. The interest rate is based on long-term rates and is fixed for the first five years at 7.85%.

     *A long-term loan for $624,025 which is payable in equal installments over 13 years beginning on or around July 1, 1996. The interest rate is based on AIBOR, changes monthly, and was 4.75% as of December 31, 1995.

The mortgage note is secured by the land and the building as well as a cash deposit of $468,019. The cash deposit bears interest at a variable rate and will be reduced as the Company makes principal payments when due.

The Company has a conditional obligation to repay a technical development loan received from the government of the Netherlands should the development of certain technologies prove to be commercially successful. If the technologies are commercially successful, the technical development loan must be repaid at a rate of 11% of net sales of the products including such technologies, and bears interest at a rate of 8% per annum from the date the technologies become commercially successful. If the technologies are not commercially successful, there is no obligation to repay the loan. The
Company is currently developing these technologies and expects that such technologies will be commercially successful. If the Company should discontinue development of these technologies, the Company will recognize a gain on the forgiveness of this liability.

The subordinated loan due to Meyn does not bear interest and has no fixed repayment terms. This loan will be purchased by ARC Capital from Meyn as part of ARC Capital's purchase of all of the outstanding stock of Pulsarr subsequent to December 31, 1995 (see Note 10).

As of December 31, 1995, the aggregate amounts of minimum maturities of long-term debt for the indicated fiscal year are as follows:

     1996            $     55,975
     1997                 116,136
     1998                 111,950
     1999                 111,950
     2000                 111,950
     Thereafter         1,238,340
                        _________
                      $ 1,746,301

NOTE 6 - INCOME TAXES
The provision for income taxes was composed of current income tax expense of $235,067 and $147,756 for the years ended December 31, 1995 and 1994, respectively. The income tax expense primarily relates to the taxing jurisdiction of the Netherlands.

There are no material differences between the income tax and the financial reporting basis of the Company's assets and liabilities and therefore no deferred taxes are provided.

There are no significant differences between the effective income tax rate and the statutory income tax rate of the Netherlands of 35%.

NOTE 7 - COMMITMENTS AND CONTINGENCIES
As of December 31, 1995 the Company had capital commitments for buildings aggregating $1,450,895. These commitments will be entirely financed by a mortgage note (see Note 5).

The Company was contingently liable pursuant to letter of credit guarantees of $201,503 as of December 31, 1995.

As of December 31, 1995 Pulsarr and the Dutch companies of the Meyn Group are severally liable to the bank, which provides Pulsarr with its operational line of credit, for the debts of these companies.

Pulsarr will be contingently liable for rental payments of $67,395 per year, through July 2001, on property it intends to sublease around July 1996.

The Company is a party to several law suits in the ordinary course of business. The Company believes that the outcome of all such proceedings, even if determined adversely to Pulsarr, would not have a material effect on its business.

NOTE 8 - GEOGRAPHIC INFORMATION
Sales to geographic areas are as follows:

                                        Year Ended        Year  Ended
                                        12/31/95           12/31/94

     Europe                            $  8,805,718     $  6,754,811
     United States                        2,010,825                0
     Other                                  626,364                0
                                        ___________      ___________
                                       $ 11,442,907     $  6,754,811

NOTE 9 - RELATED PARTY TRANSACTIONS
During the years ended December 31, 1995 and 1994, Meyn charged Pulsarr $187,192 and $109,376, respectively, for management services and expenses incurred by Meyn on behalf of Pulsarr. These charges are included in general and administrative expense in the accompanying consolidated statement of operations.

As of December 31, 1995 and 1994, Pulsarr owed Meyn $282,427 and $155,171, respectively for income taxes and management fees.

NOTE 10 - SUBSEQUENT EVENTS
On February 1, 1996, the Managing Director of Pulsarr exercised an option to purchase 20% of Pulsarr from Meyn.

On March 1, 1996, ARC Capital will purchase all of the capital stock of Pulsarr from Meyn and the Managing Director of Pulsarr.

NOTE 11 - REPORT OF INDEPENDENT ACCOUNTANTS
The Report of Independent Accountants is set out on page 11.

To the Board of Directors and Shareholders of Pulsarr Holding B.V., Eindhoven


Report of Independent Accountants

We have audited the accompanying balance sheets of Pulsarr Holding B.V., Eindhoven as of December 31, 1995 and 1994 and the related statement of operations, shareholders' equity and cash flows for the years then ended, all expressed in United States Dollars.

These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based onour audit.

We conducted our audit in accordance with the auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the company as of December 31, 1995 and 1994 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States.

Amsterdam, February 27, 1996



Coopers & Lybrand

ARC Capital

INTRODUCTORY INFORMATION

On March 1, 1996, ARC Capital acquired all of the outstanding capital stock of Pulsarr Holding B.V. ("Pulsarr") for approximately $7.8 million in cash and notes payable. The acquisition is accounted for under the purchase method of accounting. Pulsarr designs, manufactures and markets computer-aided vision sorting and defect removal equipment primarily for use in the food processing industry.

The $7.8 million purchase price was allocated based on the fair values of the identifiable assets of Pulsarr as follows: $1.3 million represents the net assets of Pulsarr, $6.1 million represents a chargefor in-process research and development technologies to be recorded in operations in the quarter ending March 31, 1996, and the remainder of $0.4 million represents goodwill to be amortized over 15 years. The $6.1 million charge for in-process research and development technologies is excluded from the accompanying pro forma statements of operations.

The unaudited pro forma statements of operations for the twelve months ended December 31, 1995, were prepared as if the acquisition had taken place on January 1, 1995. The unaudited pro forma balance sheet as of December 31, 1995, was prepared as if the acquisition had taken place on December 31, 1995.

The unaudited pro forma financial information is intended to provide information about the continuing impact of the acquisition by showing how it might have affected historical financial statements if it had been consummated at an earlier date. This information is not necessarily indicative of future operations or the actual results that would have occurred had the acquisition been consummated at the beginning of the earliest period presented. This information should be read in conjunction with the accompanying notes to the unaudited pro forma financial information.

ARC Capital
Unaudited Pro Forma Balance Sheet
December 31, 1995
(In thousands)
                                                 Historical         Pro Forma
                                        ____________________    _______________________
                                        ARC          Pulsarr    Adjustments         Results
ASSETS
Current assets:
     Cash and cash equivalents      $  4,171  $   461   $   5,000 (A)  $ 3,172
                                                           (6,460)(B)
     Accounts receivable               1,904      1,321         0        3,225
     Inventories                       3,810      3,529         0        7,339
     Prepaid expenses and other
        assets                           506        164        70 (A)      838
                                                               98 (B)
                                     _______    _______  _________     _______
          Total current assets        10,391      5,475    (1,292)      14,574
Property plant and equipment, net      4,693        808         0        5,501
Goodwill and other assets, net         2,544          0       406 (B)    2,950
Long-term deposits                         0        468         0          468
                                     _______    _______  _________      ______
                                    $ 17,628   $  6,751  $   (886)      $ 23,493

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable               $    769   $ 1,565   $     0        $  2,334
     Accrued liabilities                 845       196       418 (B)       1,459
     Customer deposits                 1,083     1,388         0           2,471
     Short-term borrowings                 0       215         0             215
     Accrued payroll                     374         0         0             374
     Warranty reserve                    408        78         0             486
     Current portion of long-term
         liabilities                      22        56         0              78
     Payable to former parent              0       282         0             282
                                     _______   _______   ________          _______
          Total current liabilities    3,501     3,780       418           7,699
                                     _______   _______   ________           _______
Long-term liabilities, less
      current portion                  4,875     1,690      3,400 (A)     10,960
                                                              995 (B)
                                     _______   _______   _________        ______
Shareholders' equity:
     Common stock                     23,750        25       1,600 (A)    25,350
                                                               (25) (C)
     Common stock warrants            3,112          0          70  (A)    3,182
     Additional paid in capital       1,500        753        (753) (C)    1,500
     (Accumulated deficit) retained
        earnings                    (19,110)       437      (6,088) (B)  (25,198)
                                                              (437) (C)
     Accumulated translation
        adjustment                        0         66         (66) (C)       0
                                    _______    _______     _________      _______
          Total shareholders'
            equity                    9,252      1,281        (5,699)      4,834
                                    _______    _______     _________       _______
                                    $ 17,628   $  6,751    $    (886)      $ 23,493

<F3>
See accompanying notes to Unaudited Pro Forma Financial Information.


ARC Capital
Unaudited Pro Forma Statement of Operations
For the Year Ended December 31, 1995
(In thousands, except per share amounts)

                                 Historical                Pro Forma
                         ______________________      _______________________
                           ARC          Pulsarr      Adjustments      Results
Net sales                  $  19,394   $  11,443     $      0    $    30,837
Cost of sales                 11,194       6,605            0         17,799
                             _______     _______     ________      ________
Gross margin                   8,200       4,838            0         13,038

Operating expenses:
  Selling and marketing        3,255         656            0          3,911
  Research & development       1,987       2,134            0          4,121
  General and administrative   1,933       1,354            0          3,287
  Goodwill amortization          371           0           27 (D)        398
                             _______     _______      ________      ________
                               7,546       4,144           27         11,717
                             _______     _______      ________      ________

Income from continuing
  operations before other
 income and expense              654        694          (27)         1,321

Other income and expense:
  Gain on recission of stock
   compensation, net             732          0            0            732
     Investment & other income   212         16            0            228
     Interest expense           (483)       (38)        (316) (E)      (940)
                                                        (103) (F)
                              _______    _______      ________       ________

Income (loss) from
  continuing operations
  before income taxes          1,115        672         (446)         1,341

Provision for income taxes         0       (235)         147 (G)        (88)
                             _______     _______       ________      ________
Income from continuing
   operations                  1,115         437        (299)         1,253
Loss from discontinued
  operations                    (173)          0           0           (173)
                             _______     _______       ________      ________
Net income                   $   942     $   437       $  (299)      $ 1,080

Net income per share:
     Continuing operations   $   0.12                                $   0.12
     Discontinued operations    (0.02)                                  (0.02)
                              _______                                  ______
                             $   0.10                                $   0.10

Weighted average shares
   outstanding                  9,451                    1,400 (H)     10,851

<F5>
See accompanying notes to Unaudited Pro Forma Financial Information.

ARC CAPITAL
Notes to Unaudited Pro Forma Financial Information

(A) The pro forma balance sheet adjustments represent the sale of 1,400,000 shares of ARC Capital Class A Common Stock for $2,000,000 of net proceeds and issuance of a$3,400,000 convertible secured note (net proceeds of $3,000,000). The net proceeds from these financings, along with existing cash balances and a note payable, were used to finance the purchase of Pulsarr.

(B) The pro forma balance sheet adjustments represent the consideration paid and the preliminary allocation of the purchase price based on the fair values of the identifiable assets of Pulsarr as of December 31, 1995, and the acquired in-process research and development technologies (which was charged to "Accumulated Deficit") with the remainder allocated to goodwill. The charge for acquired in-process research and development technologies is not tax deductible.

(C) The pro forma balance sheet adjustments represent the elimination of common stock, additional paid in capital, retained earnings and accumulated translation adjustment of Pulsarr.

(D) The pro forma adjustment to "Goodwill amortization" represents the amortization over 15 years of $406,000 of goodwill resulting from the preliminary allocation of the purchase price of Pulsarr. This goodwill amortization is not tax deductible.

(E) The pro forma adjustment to "Interest Expense" represents the interest expense associated with the convertible secured note issued in connection with the acquisition of Pulsarr. See (A) above.

(F) The pro forma adjustment to "Interest Expense" represents the interest expense associated with the financing of the acquisition with the former owners of Pulsarr.

(G) The pro forma adjustment to "Provisions for income taxes" represents the tax benefits associated with (E) and (F) above.

(H) The pro forma adjustment to "Weighted average shares outstanding" represents the sale of 1,400,000 shares of ARC Capital Class A Common Stock, the proceeds from which were used to partially finance the acquisition of Pulsarr.